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                                                                    Exhibit 10.9


                       Executive Incentive Plan - Level 1
                       President, International Division


         The purpose of the EXECUTIVE INCENTIVE PLAN is to reward senior management's achievement of revenue and net income goals. The Plan is designed to focus management's attention on common goals fostering teamwork and providing a common basis for all decisions. All awards are subject to the approval of the Compensation Committee of the Board of Directors. Incentive compensation will be paid at the discretion of the Compensation Committee in cash or stock options or a combination of cash and stock options. These options will vest 100% upon the earlier of the first anniversary of the date of the grant unless there is a change of control (as defined in Schedule A attached hereto) or the involuntary termination of your employment for reasons other than cause, in which case these options will vest upon the change of control. The Compensation Committee may also award incentive compensation even if Plan objectives are not met.

Incentive Compensation:

         The executive's incentive compensation is based on achieving the budgeted revenue and net income goals adjusted for unusual events, such as acquisitions or divestitures. In addition, the Compensation Committee has the right to exclude unusual items from the NI calculation, e.g. restructuring or impairment charges, gain on restructuring of debt, etc. The amount of incentive compensation depends on actual company performance and varies between a minimum and a maximum percent of the executive's annual base salary in accordance with the attached schedule. However, no incentive compensation will be earned for revenue performance below 90% of budget or a net income shortfall of greater than $2.5 million compared to budget. The executive's incentive compensation is weighted sixty percent (60%) on revenue and forty percent (40%) on net income performance. In addition, the President, International Division's Bonus is based 75% on the performance of the International Division and 25% on total Company Performance.


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Payment:

         Incentive compensation for any calendar year will be paid in the first quarter of the following year in cash or immediately vested stock options or in any combination of cash and stock options as determined and approved by the Compensation Committee of the Board of Directors. The terms and conditions of the stock options shall be determined by the Compensation Committee in accordance with the applicable stock option plan.

Incentive compensation in the event of Termination:

         The executive will not be entitled to receive any incentive compensation in the event of termination with cause or voluntary resignation before payment is made. In the event of termination without cause and the employee was an active employee for at least six (6) months of the bonus year, then the employee will receive a pro-rated amount of the bonus for the bonus year based on the full year performance of EasyLink.

Amendment/Termination:

         This EXECUTIVE INCENTIVE PLAN may be amended in any manner or terminated at any time by the Compensation Committee. This EXECUTIVE INCENTIVE PLAN, when applicable, will be updated annually and supercedes any and all previous bonus plans communicated to the executive whether in verbal or written form.

EMPLOYEE                                     EASYLINK SERVICES CORPORATION


s/George Abi Zeid                            By s/Thomas Murawski
--------------------------------                --------------------------------
Name:  George Abi Zeid                          Name:  Thomas F. Murawski
                                                Title: President & Chief
                                                       Executive Officer

Date:                                        Date:


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            Potential Bonus Opportunity - Executive Officer Level 1


        Position                Min (90%)            100%             (110%)
        --------                ---------            ----             ------
Executive Officer Level 1      Rev      NI       Rev      NI       Rev       NI
                               ------------      ------------      -------------
Revenue & NI Distribution      10%     7.5%      45%      30%      60%       40%

Each 1% improvement in Rev from Min to 95% earns an additional 1%.
Each $100K improvement in NI from Min to 100% earns an additional 0.9%. Each 1% improvement in Rev from 96% to 100% earns an additional 4.0%. Each $100K improvement in NI above 100% earns an additional 1.0%.
Each 1% improvement in Rev above 100% earns an additional 1.5%.

                         2004 Sample Bonus Calculation

Bonus earned @ 93% performance of revenue budget:
Minimum = 10%
Each additional one percent above minimum = (1% X 3) = 3%
Total Revenue Component = 13.0%
Bonus earned @ minimum qualifying NI:
Minimum = 7.5%
Total Bonus earned: (13.0% + 7.5% ) = 20.5% of base salary.


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Schedule A

         As used in this plan, a "Change of Control" shall mean the occurrence of any of the following events:

                  (i) Any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than one or more of the Permitted Holders (as defined below) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent or more of the total voting power represented by the Company's then outstanding voting securities; or

                  (ii) A merger or consolidation of the Company with any other corporation or business entity, or a sale, lease or disposition by the Company of all or substantially all of the Company's assets, other than a merger, consolidation, sale, lease or disposition which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or transferee entity or a direct or indirect parent company of the surviving or transferee entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving or transferee entity or parent company outstanding immediately after such merger, consolidation, sale, lease or disposition.


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              Incentive Compensation Schedule - Executive Level 1

----------------------------------------------------------------------------------------------------------------------
                            Revenue                                                   Net Income
----------------------------------------------------------------- ----------------------------------------------------
Less than                          None                           More than ($2.5 M)         None
90% of budget                                                     Negative variance
---------------------------------- ------------------------------ -------------------------- -------------------------
90% of budget                      10% minimum                    ($2.5 M)                   7.5% minimum
---------------------------------- ------------------------------ -------------------------- -------------------------
From                               Each 1% increase:              Variance between           Each $100,000
91% - 100% of budget               91% - 95% earns 1%             ($2.5M) - $0               improvement in NI earns
                                   96% - 100% earns 4%                                       an additional 0.9%
---------------------------------- ------------------------------ -------------------------- -------------------------
Greater than                       Each 1% increase in Revenue    Greater than 100%          Each $100,000
100% of budget                     earns an additional 1.5%                                  improvement in NI earns
                                                                                             an additional 1.0%
----------------------------------------------------------------------------------------------------------------------


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